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                                                                      EXHIBIT 11

                            TEAM AMERICA CORPORATION
                     COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARE

                                                THREE MONTHS
                                               ENDED MARCH 31,

                                         1997                  1996
                                       ---------             ---------
NET INCOME                              $231,518               $90,785
                                       =========             =========
SHARES:
 Weighted average number of shares     3,335,088             2,093,368
   outstanding during the period

 Shares issuable upon the exercise        --                    --
   of stock options less shares
   repurchased from the proceeds
                                       ---------             ---------
Common and common                      3,335,088             2,093,368
  equivalent shares outstanding        =========             =========

EARNINGS PER COMMON SHARE                $.07                   $.04
                                        ======                 ======